SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                             -----------------------


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 17, 1997


                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                   1-11047                     22-2870438
  (State or other juris-           (Commission                 (I.R.S. Employer
   diction of incorporation)        File Number)                ID. Number)


                              Bernal Corporate Park
                 7068 Koll Center Parkway, Pleasanton, CA 94566
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (510)417-8812 not applicable
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On January 17, 1997, the Federal District Court for the Northern District of California (the "Court") granted a motion brought by the National Association of Securities Dealers, Inc. (the "NASD") to dismiss the Registrant's complaint in the action entitled Sparta Surgical Corporation v. NASD, et al., Case No. C95-3926MHP, which action arose from the NASD's mishandling of the Registrant's secondary stock offering on March 21, 1995. The Registrant intends to appeal the matter to the United States Court of Appeals for the Ninth Circuit. The Registrant's counsel has identified two primary issues for appeal: (i) the Court's earlier ruling that it had jurisdiction over the matter, which was reached by recasting the Registrant's claim as federal, rather than state causes of action; and (ii) the Court's granting of immunity to the NASD. The Registrant intends to vigorously pursue this appeal.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SPARTA SURGICAL CORPORATION
                                                   (Registrant)

                                                   By: Thomas F. Reiner
                                                   Thomas F. Reiner, Chairman of
                                                   the Board, President & CEO


Dated: January 29, 1997